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                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated December 19, 1997, in this Registration Statement (Form N-1A No. 2-98149) of PaineWebber Investment Trust (PaineWebber Global Equity Fund).



                                       ERNST & YOUNG LLP


New York, New York
August 28, 1998